Exhibit 99.1

News Release
Boeing Corporate Offices 100 N. Riverside Chicago, IL 60606 www.boeing.com

Boeing Statement Regarding 2008 10-K Earnings per Share Data

CHICAGO, Feb. 9, 2009 – Boeing [NYSE: BA] today issued the following statement about the 2008 earnings per share data in its Form 10-K filing with the U.S. Securities and Exchange Commission, also dated today, differing from that contained in its Jan. 28 earnings news release.

“As reflected in our 10-K, our fourth-quarter and full-year 2008 per-share results are now four cents lower than was reported on Jan. 28, primarily because of two subsequent events that have been incorporated into the fourth-quarter results. The first was a reduction in the collateral values of aircraft in our customer financing portfolio due to the receipt of new third-party aircraft value publications. The second was a liabilities increase resulting from an arbitration award.

With those adjustments, our fourth-quarter 2008 loss now stands at 12 cents per share while our full-year 2008 earnings per share is $3.67.”

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Contact:	Todd Blecher, Communications, 312-544-2002
Rob Young, Investor Relations, 312-544-2140